                         NUMBER OF SUBSCRIPTION RIGHTS

RIGHTS                                                     CUSIP NO. 75 1203 118
CERTIFICATE NO.


          VOID AND VALUELESS IF NOT RECEIVED BY SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M. NEW YORK CITY TIME ON AUGUST 30, 1996.

SUBSCRIPTION PRICE:  $3.00 for each Unit    EXPIRATION TIME: 5:00 p.m. New York
                                                             City Time on
                                                             August 30, 1996

          The registered holder named below or assigns is entitled to subscribe for one Unit for each 4.5 Rights held. Each Unit consists of one share of Common Stock, par value $.10 per share, and one warrant to purchase an additional share of Common Stock of Rally's Hamburgers, Inc. upon the terms and conditions set forth in the Prospectus, dated July 31, 1996 and the instructions relating thereto. All capitalized terms used herein have the same meaning as are given to them in the Prospectus, which is available from the Information Agent.

            4.5 Rights and $3.00 are need to subscribe for one Unit.

                                        RALLY'S HAMBURGERS,INC.



                                        By
                                           ____________________________________
                                           DONALD E. DOYLE
                                           President and Chief Executive Officer


                                           ____________________________________
                                           EVAN G. HUGHES
                                           Secretary
Countersigned and Registered

THE SUBSCRIPTION
AGENT, AMERICAN
STOCK TRANSFER &
TRUST COMPANY


By
   __________________________




THIS OFFERING MAY BE WITHDRAWN UNDER CERTAIN CIRCUMSTANCES. Subscribers are advised to review the instructions and the Prospectus, copies of which are available from Morrow & Co., Inc., Information Agent, 909 Third Avenue, New York, New York 10022, telephone: (800) 556-9061, before subscribing for units.

FORM 1-SUBSCRIPTION: The undersigned hereby irrevocably subscribes for full Units as indicated below, on the terms specified in the Prospectus dated July 31, 1996, receipt of which is hereby acknowledged.

Number of Units subscribed for pursuant to
the Basic Subscription Privilege (4.5 Rights
needed to subscribe for each Unit)
                                                            ______

Number of Units subscribed for pursuant to
the Oversubscription Privilege
                                                            ______

Cost (total Units subscribed for times $3.00)

                                                            $_____

CHECK, BANK DRAFT OR MONEY ORDER PAYABLE TO
AMERICAN STOCK TRANSFER & TRUST COMPANY
MUST BE ENCLOSED HEREWITH.

         _______________________________
         Subscriber(s) Signature(s) (See
         Instructions 4 and 5 as to
         Signature Guarantee)


Telephone No. (   ) ___-____.

  PLEASE READ BEFORE SIGNING:

Signature(s) must correspond with the name(s) of the registered holder of the subscription certificate.
If a joint account, each must sign. Persons signing in a representative or fiduciary capacity must indicate capacity when signing.

FORM 2-TO TRANSFER YOUR RIGHTS:  For
value received         (insert number) Rights
represented by this Subscription Certificate are hereby assigned to (please print name and address and Social Security no. of transferee in full):

______________________________________________

______________________________________________

______________________________________________
                        Social Security Number

______________________________________________
      Signature(s) of Transferor(s)
(See Instructions 4 and 5 as to Signature Guarantee)


FORM 3-DELIVERY INSTRUCTIONS. Address for delivery of stock if other than shown on the reverse side hereof of in Form 2

______________________________________________

______________________________________________
Signature(s) guaranteed by:

______________________________________________
      (See Instructions 4 and 5)

               INSTRUCTIONS AS TO USE OF RALLY'S HAMBURGERS, INC.
                            SUBSCRIPTION CERTIFICATE

                              ___________________

             CONSULT THE INFORMATION AGENT, THE SUBSCRIPTION AGENT,
                    YOUR BANK OR BROKER AS TO ANY QUESTIONS

     The following relates to a rights offering by Rally's Hamburgers, Inc. (the "Company") to the holders of its outstanding Common Stock, $0.10 par value per share (the "Common Stock") (the "Rights Offering"). Holders of record at the close of business on July 31, 1996 (the "Record Date") are receiving one right ("Right") for each share of Common Stock held on the Record Date. Rights holders may purchase one Unit (a "Unit") consisting of one share of Common Stock and one warrant to purchase an additional share of Common Stock for each 4.5 Rights held ("Basic Subscription Privilege") at the subscription price of $3.00 (the "Subscription Price"). No fractional Units will be sold, and fractional interests will be rounded down. There will be no adjustment to the Rights upon any dividend to or on changes in the outstanding shares of Common Stock. Subscriptions, once exercised, are irrevocable.

     Each stockholder of the Company who subscribes in full for Units pursuant to the Basic Subscription Privilege will be entitled to purchase any unsubscribed Units at the Subscription Price ("Oversubscription Privilege"). However, if the total number of Units subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege exceeds the total number of Units underlying Rights issued to stockholders, the number of Units available for subscription pursuant to the Oversubscription Privilege will be allocated, to the nearest whole Unit, among those stockholders oversubscribing on the basis of their relative subscriptions pursuant to the Basic Subscription Privilege.

     The number of Rights to which you are entitled is printed on the face of your subscription certificate. You should indicate the use you wish to make of your Rights by completing the appropriate form or forms on the back of your subscription certificate and returning the certificate to the Subscription Agent in the envelope provided.

     YOUR SUBSCRIPTION CERTIFICATE AND THE RELATED PAYMENT MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 30, 1996, SUBJECT TO EXTENSION BY THE COMPANY ("EXPIRATION DATE"). AFTER THE EXPIRATION DATE, THE COMPANY'S OFFER WILL NO LONGER BE EFFECTIVE, AND THE RIGHTS WILL BE VOID AND VALUELESS. THE COMPANY IS NOT OBLIGATED TO HONOR ANY SUBSCRIPTIONS RECEIVED BY THE SUBSCRIPTION AGENT AFTER THE EXPIRATION DATE, REGARDLESS OF WHEN SUCH SUBSCRIPTIONS WERE SENT. THE RISK OF DELIVERY OF THE SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE IS ON SUBSCRIBERS, NOT THE COMPANY OR THE SUBSCRIPTION AGENT.

     1. SUBSCRIPTION. Complete and execute Form 1, have your signature guaranteed, if required (see paragraph 5(c) below), and send your subscription certificate, together with payment of the total Subscription Price, to the Subscription Agent. DO NOT SEND SUBSCRIPTION CERTIFICATES OR PAYMENTS TO THE COMPANY. Payment of the Subscription Price should be made in U.S. dollars by
(i) check or bank draft drawn upon a U.S. Bank or postal, telegraphic or express money order payable to American Stock Transfer & Trust Company, Subscription Agent, for the full number of Units subscribed for, Subscription Agent, for the full units in place of shares or (ii) wire transfer of funds to the account maintained by the Subscription Agent for such purpose at _____________________ Bank; or (iii) in such other manner as Company may approve in writing in the case of persons acquiring Units at an aggregate Subscription Price of $500,000 or more, provided in each case that the full amount of such Subscription Price is received by the Subscription Agent in currently available funds within three NASDAQ National Market ("NNM") trading days following the Expiration Date (the payment method under (iii) being an "Approved Payment Method"). Payment of the Subscription Price will be deemed to have been received by the Subscription Agent only upon (a) clearance of any uncertified check, (b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a United States bank or of any postal, telegraphic or express money order, (c) receipt of good funds in the Subscription Agent's account designated above, or (d) receipt of funds by the Subscription Agent through an Approved Payment Method.

     If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, Holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

     The Subscription Agent is American Stock Transfer & Trust Company. The address and telephone number of the Subscription Agent are as follows:

                             IF BY HAND OR BY MAIL:

                    American Stock Transfer & Trust Company
                           40 Wall Street, 46th Floor
                           New York, New York  10005

                                   TELEPHONE:
                                 (800) 937-5009
                           Facsimile:  (718) 234-5001

     If you subscribe for a number of Units requiring a lesser number of Rights than are evidenced by your subscription certificate, the Subscription Agent will, if practicable, sell such excess Rights and will remit the net proceeds, if any, to the subscriber, provided appropriate instructions are received.

     2. DELIVERY OF STOCK CERTIFICATES, ETC. Certificates representing the share(s) of Common Stock and the Warrant(s) comprising the Unit(s) will be mailed to subscribers as soon as practicable after a subscription has been accepted by the Subscription Agent.

     3. TO PURCHASE, SELL OR TRANSFER THE RIGHTS. Rights may be purchased or sold through normal investment channels, including brokers. To sell or transfer all or a portion of the Rights evidenced by a subscription certificate, other than through the Subscription Agent, you must complete and execute Form 2 in its entirety and have your signature guaranteed (see paragraph 5(c) below). If you are transferring Rights through a bank or broker, deliver the executed subscription certificate and a completed form W-9, as described in paragraph 6 below, to you bank or broker. If you transfer less than all of the Rights evidenced by your subscription certificate, the Subscription Agent will issue a new subscription certificate evidencing the remaining Right(s) to you.

     The Rights are traded on the NNM and in the over-the-counter market, but trading on the NNM will be discontinued at the close of business on the trading day preceding the Expiration Date. The Rights will trade under the symbol "RLLYRt."

     4. TO HAVE SUBSCRIPTION CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS. Send you subscription certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent allowing for a sufficient amount of time for new subscription certificates to be issued and returned so that they can be used prior to the Expiration Date. Your signature must be guaranteed, as described in paragraph 5(c) below, if any of the new subscription certificates are to be issued in a name other than that in which the old subscription certificate was issued.

     5.  EXECUTION.

          (A) EXECUTION BY REGISTERED HOLDER. The signature on the subscription certificate must correspond with the name as it appears in the register for the Rights maintained by the Subscription Agent in every particular without alteration or any change whatsoever. Persons who sign the subscription certificate in a representative or fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

          (B) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the subscription certificate is executed by a person other than the registered holder, proper evidence of authority of the person executing the subscription certificate must accompany the same unless the Subscription Agent, in its sole and absolute discretion, dispenses with proof of authority.

          (C) SIGNATURE GUARANTEE. Holders of record may exercise, divide or combine their Rights without a signature guarantee, if the securities issued as a result of such exercise, division or combination are to be registered in such record holder's name and returned to such record holder. ALL OTHER EXERCISES, TRANSFERS, DIVISIONS OR COMBINATIONS OF RIGHTS REQUIRE A SIGNATURE GUARANTEE OF AN ELIGIBLE INSTITUTION OF THE SIGNATURE OF THE PERSON SEEKING TO TAKE SUCH ACTION. An Eligible Institution means a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association. A verification by a Notary Public is not acceptable.

     6. FORM W-9 AND TAXPAYER IDENTIFICATION NUMBER. Federal income tax law requires that a holder of Rights who sells or transfers such Rights through a broker or bank must provide the bank or broker with his or her correct taxpayer identification number ("TIN") by completing the enclosed Form W-9. In the case of a holder of Rights who is an individual, the TIN is his or her social security number.

     If such bank or broker, as the case may be, is not provided with the TIN, the holder of Rights may be subject to backup withholding. Backup withholding may also result if an incorrect TIN is so provided. If backup withholding results in an overpayment of taxes, a refund may be obtained. To prevent backup withholding, each holder who sells Rights must provide his or her correct TIN by completing the enclosed Form W-9, certifying that the TIN provided is correct (or that such holder is awaiting a TIN).

     7. METHOD OF DELIVERY. The method of delivery of subscription certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

     8. LATE DELIVERY OF SUBSCRIPTION CERTIFICATE. If, prior to 5:00 p.m. on the Expiration Date, the Subscription Agent has received full payment for the total number of Units subscribed for by a Rights holder, together with an executed Notice of Guaranteed Delivery (in the form provided with the Rights certificate and available from the Subscription Agent) from a commercial bank, a trust company having an office in the United States or a member firm of any registered national securities exchange or the National Association of Securities Dealers, Inc. stating the name of the subscriber, the number of Rights represented by the Rights certificate and the number of Units subscribed for and guaranteeing that the subscription certificate and the number of Units subscribed for and guaranteeing that the subscription certificate will be delivered within three NNM trading days after the Expiration Date to the Subscription Agent, such subscription will be accepted. The certificates representing the shares of Common Stock and the Warrants comprising the Units will be withheld by the Subscription Agent until receipt of the duly completed and executed subscription certificate.

     THE RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 30, 1996, AND WILL BE VALUELESS THEREAFTER.